                                                                  Exhibit 3.2

                                       BYLAWS

                                         OF

                                @ ENTERTAINMENT, INC.

                               TABLE OF CONTENTS


                                                                            PAGE


ARTICLE I   OFFICES.......................................................   -1-
            Section 1.   Registered Office................................   -1-
            Section 2.   Other Offices....................................   -1-

ARTICLE II  STOCKHOLDERS..................................................   -1-
            Section 1.   Meetings.........................................   -2-
            Section 2.   Notice of Meetings...............................   -2-
            Section 3.   Manner of Giving Notice; Affidavit of Notice.....   -2-
            Section 4.   Stockholder List.................................   -2-
            Section 5.   Stockholder Action...............................   -2-
            Section 6.   Quorum...........................................   -3-
            Section 7.   Notice of Agenda Matters.........................   -3-
            Section 8.   Proxies..........................................   -4-
            Section 9.   Voting...........................................   -4-
            Section 10.  Voting of Certain Shares.........................   -4-
            Section 11.  Treasury Stock...................................   -4-

ARTICLE III DIRECTORS.....................................................   -5-
            Section 1.   Powers...........................................   -5-
            Section 2.   Election of Directors............................   -5-
            Section 3.   Dividends and Reserves...........................   -6-
            Section 4.   Regular Meetings.................................   -6-
            Section 5.   Special Meetings.................................   -6-
            Section 6.   Quorum...........................................   -6-
            Section 7.   Written Action...................................   -7-
            Section 8.   Waiver of Notice.................................   -7-
            Section 9.   Participation in Meetings by Conference
                           Telephone......................................   -7-
            Section 10.  Committees.......................................   -7-
            Section 11.  Fees and Compensation of Directors...............   -8-
            Section 12.  Rules............................................   -8-
            Section 13.  Interested Directors.............................   -8-

ARTICLE IV  OFFICERS......................................................   -8-
            Section 1.   Offices and Official Positions...................   -8-
            Section 2.   Compensation.....................................   -9-
            Section 3.   Succession.......................................   -9-
            Section 4.   Resignations.....................................   -9-
            Section 5.   Authority and Duties.............................   -9-



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                                                                            PAGE



             Section 6.  Approval of Loans to Officers....................   -9-

ARTICLE V    CONTRACTS, LOANS, CHECKS AND DEPOSITS........................   -9-
             Section 1.  Contracts and Other Instruments..................   -9-
             Section 2.  Loans............................................  -10-
             Section 3.  Checks, Drafts, etc. ............................  -10-
             Section 4.  Deposits.........................................  -10-

ARTICLE VI   STOCKS.......................................................  -10-
             Section 1.  Certificates.....................................  -10-
             Section 2.  Transfer.........................................  -10-
             Section 3.  Lost, Stolen or Destroyed Certificates...........  -10-
             Section 4.  Record Date......................................  -11-
             Section 5.  Registered Owners................................  -12-

ARTICLE VII  INDEMNIFICATION AND INSURANCE................................  -12-
             Section 1.  Indemnification..................................  -12-
             Section 2.  Contract.........................................  -13-
             Section 3.  Non-exclusivity..................................  -13-
             Section 4.  Indemnification of Employees and Agents..........  -13-
             Section 5.  Insurance........................................  -13-

ARTICLE VIII GENERAL PROVISIONS...........................................  -13-
             Section 1.  Fiscal Year......................................  -13-
             Section 2.  Corporate Seal...................................  -14-
             Section 3.  Reliance upon Books, Reports and Records.........  -14-
             Section 4.  Time Periods.....................................  -14-
             Section 5.  Dividends........................................  -14-
             Section 6.   Construction and Definitions....................  -14-

ARTICLE IX   AMENDMENTS...................................................  -14-
             Section 1.  Amendments.......................................  -14-




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                                     BYLAWS

                                       OF

                             @ ENTERTAINMENT, INC.


                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The registered office of @ ENTERTAINMENT, INC., a Delaware corporation (the "Corporation"), shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent is Corporation Service Company.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Meetings.

     a. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such times and places, either within or outside of the State of Delaware, as may be authorized by the Board of Directors from time to time and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     b. Annual Meeting. Annual meetings of stockholders shall be held on a date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

     c. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Chairman of the Board of Directors or by any two (2) directors. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

     Section 2. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder's attendance at the meeting in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     At a special meeting, notice of which has been given in accordance with this Section 2, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section 2 and with respect to any other business as may properly come before the meeting.

     Section 3. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to examination of any stockholder of the Corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the entire time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.

     Section 5. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of such holders and shall not be effected by a consent in writing by such holders; provided, however, that any


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



action required to be taken by the stockholders of the Corporation may be effected by a consent to such action signed by the holders of the class of stock entitled to vote thereon if approved by not less than a two-thirds (2/3) vote of the Continuing Directors (as defined in the Certificate of Incorporation). All such consents shall be filed with the corporate records of the Corporation.

     Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     Section 7. Notice of Agenda Matters. At any annual or special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder who complies with the procedures set forth in this Section 7. For business properly to be brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than one hundred twenty (120) days prior to the anniversary date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in properly written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 7.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7; and if he should so determine, then he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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     Section 8.  Proxies.  At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

     Section 9. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 4 of Article VI of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

     Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or his or her duly authorized attorney. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote maybe voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

     Section 11. Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of the Corporation to vote shares of its own stock held by it in a fiduciary capacity.




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




                                  ARTICLE III.

                                   DIRECTORS

     Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2. Election of Directors.

                a. Number and Term of Office. The Board of Directors shall consist of at least one (1) and not more than nine (9) directors. The authorized number of directors of the Corporation shall be set initially at seven (7), and shall be subject to change as set from time to time pursuant to a resolution duly adopted by a majority of the Board of Directors then in office. The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible as determined from time to time pursuant to a resolution duly adopted by a majority of the Board of Directors then in office. Upon the effective date of the Corporation's initial public offering pursuant to the Securities Act of 1933, as amended, the authorized number of directors of the Corporation shall be increased to seven (7) the first class shall initially consist of two (2) directors, the second class shall initially consist of two (2) directors and the third class shall initially consist of three (3) directors. At each annual election held after such classification, directors shall be chosen for a full term to succeed those whose terms expire. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease there shall be vacancies on the Board of Directors which are being eliminated by such decrease.

                b. Resignations and Vacancies. Any director may resign at any time by giving written notice to the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors pursuant to Section 2(a) of Article III of these Bylaws, a majority of the directors then in office, although less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

                c. Notification of Nominations. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon


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



liquidation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at a meeting only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not later than one hundred twenty (120) days prior to such meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3. Dividends and Reserves. Dividends on stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the Secretary of the Corporation, or any two (2) directors.

     Section 6. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the


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



act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or Committee.

     Section 8. Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee, however called and noticed or wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporate records or made a part of the minutes of the meeting.

     Section 9. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board of Directors may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving, adopting or recommending to the stockholders any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing these Bylaws of the Corporation. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee.


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





     Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

     Section 11. Fees and Compensation of Directors. Each director may receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance at meetings, as the Board of Directors may from time to time determine. No such payment of fees or other compensation shall be construed to preclude any director from serving the Corporation in any other capacity and receiving fees and compensation for such services.

     Section 12. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law, the Certificate of Incorporation or these Bylaws.

     Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers is or are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or their relationship or interest and as to the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE IV.

                                    OFFICERS

     Section 1. Offices and Official Positions. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors) and shall include a Chief Executive Officer, one or more Vice Presidents (if so elected by the Board of Directors), a Secretary and a Chief Financial Officer. The Board of Directors also may appoint a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors


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



shall determine. Any two or more offices may be held by the same person. With the exception of the Chairman of the Board of Directors, none of the officers need be a director, a stockholder of the Corporation or a resident of the State of Delaware.

     Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to a principal officer of the Corporation or a committee of the Board of Directors.

     Section 3. Succession. The officers of the Corporation shall hold office until their successors are duly elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer or a committee of the Board of Directors if the Board of Directors has delegated to such principal officer or committee the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties incident to each of their respective offices and such other duties as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with law, the Certificate of Incorporation or these Bylaws.

     Section 6. Approval of Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or any other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof, and such authority may be general or confined to specific instances.

     Section 2. Loans.  No loans in excess of ten million dollars
($10,000,000.00) shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation or any division thereof, unless authorized by a resolution of the Board of Directors.

     Section 3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

     Section 4. Deposits. All funds of the Corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                                     STOCKS

     Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and each such certificate shall exhibit the respective holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Where any such certificate is countersigned by a transfer agent or a registrar other than the Corporation or its employee, the signatures of any such officers of the Corporation and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. Lost, Stolen or Destroyed Certificates. The Chief Executive Officer or the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Chief Executive Officer, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Chief Executive Officer may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Chief Executive Officer may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Subject to the provisions of Section 5 of Article II of these Bylaws, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5. Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.


                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

     Section 1. Indemnification. The Corporation, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including, without limitation, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (as that section may be amended and supplemented from time to time), indemnify any director, officer or trustee which it shall have power to indemnify under Section 145 against any expenses, liabilities or other matters referred to in or covered by that section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

     Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of the State of Delaware.

     To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled the "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve as a fiduciary of an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     Section 2. Contract. The provisions of Section 1 of this Article VII shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts.

     Section 3. Non-exclusivity. The rights of indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart from the provisions of this Article VII.

     Section 4. Indemnification of Employees and Agents. The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was an employee or agent of the Corporation.

     Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

     Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile copy thereof to be impressed or affixed or reproduced or otherwise.

     Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

     Section 5. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to statute. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 6. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.


                                  ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of

Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting thereof duly called for that purpose if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                                                                   Exhibit 10.15


                         STOCK OPTION AGREEMENT BETWEEN
                                  DAVID WARNER
                           AND @ ENTERTAINMENT, INC.

        This Stock Option Agreement ("Option Agreement") is made effective as of June 23, 1997 (the "Effective Date"), by and between David Warner ("Warner") and @ Entertainment, Inc., a Delaware corporation (the "Company").

   1.   Grant of Option and Option Period.

        a. The Company hereby grants Warner an option (the "Option") to purchase one hundred thirty one thousand (131,000) shares (the "Shares") of the Company's common stock (the "Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be fifteen dollars and twenty-four cents (U.S. $15.24) per share.

        b. The option to purchase twenty-six thousand two hundred (26,200) of these Shares will vest each year on the anniversary date of the Effective Date beginning with the first anniversary of the Effective Date, provided, however, that no portion of such option shall vest after the date (the "Cut-Off Date") that is the earlier of (i) the date that the Employment Agreement (as described in Section 16 of this Agreement) is terminated, and (ii) the date on which the Company send Warner a notice referred to in Section II of the Employment Agreement.

        c. If Warner's employment with the Company is terminated for any reason, Warner shall have only sixty (60) days after the Cut-Off Date to exercise that portion of the Option that has vested as of the Cut-Off Date, and Warner shall have no right to exercise any portion of the Option that has not then vested.

        d. Notwithstanding any other provision of this Option Agreement, the Option shall expire and be of no further force or effect with respect to any Shares on the earlier to occur of (i) the tenth anniversary of the Effective Date or (ii) sixty days after the date that Warner ceases to be an employee of the company for any reason whatsoever (including but not limited to Warner's death, disability, voluntary termination or involuntary termination).

        e. Each exercise of the Option shall reduce, by an equal number the total number of shares of Company Common Stock that may thereafter be purchased by Warner under the Option.

   2.   Manner of Exercise.

Subject to the conditions and restrictions contained in Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash, banker's draft or such other form of consideration as the Company may approve, and a signed Subscription Agreement, reasonably acceptable to both parties.

        3.      Non-transferability.

Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by gifts in trust to family members, will or by the laws of descent and distribution during the option period described in Section 1). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Warner's lifetime, the Option can only be exercised by Warner. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by gift in trust to a family member, by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof executed by the trustee(s) of a trust established for a family member or the personal representative of the estate of Warner which shall be accompanied by an authenticated copy of the documents appointing such trustee(s) or of the letters testamentary appointing such personal representative, or such other evidence as the Company may deem reasonably necessary to establish the validity of the transfer, and also evidence as the Company may deem reasonably necessary to establish the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Warner. The terms of the Option transferred in trust shall be binding upon the trustee(s) of such trust.

        4.      Adjustment to the Event of Change in Stock.

In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, rights offering, warrants, or exchange of shares, the number and kind of the Shares and/or the purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

        5.      Restrictions on Transfer of the Shares.

                a. For as long as Warner is an employee of the Company or any Associated Company (as that term is used in the Employment Agreement that is described in Section 16 of this Option Agreement;), Warner shall not transfer any Shares to any person or entity other than the Company, unless such shares shall have been registered pursuant to a Public Offering.

                b. After Warner is no longer an employee of the Company or any Associated Company and provided further that such shares shall not have been registered pursuant to a Public Offering, Warner shall not sell, encumber, pledge, transfer, hypothecate, assign or otherwise dispose of any of the Shares until Warner shall have first offered to sell such Shares to the Company (the "Offer") in accordance with the following provisions.

                c. The Offer made pursuant to Subsection (b) above shall be in writing, and shall state that Warner offers to sell to the Company a specified number of the Shares owned by Warner. For every Offer of the shares pursuant to Subsection (b) above, the Company shall have a period of fifteen (15) days from the time of receiving the Offer to accept it; such acceptance shall be in writing and shall be sent to Warner.

        d. The purchase price of any of the Shares sold pursuant to the provisions of Subsection (b) above shall be equal to the price offered to Warner for such shares by a bona fide third party purchaser, as evidenced by a written offer to purchase executed by such third party. The purchase price shall be paid to Warner in cash within fifteen (15) days of the Company's acceptance of the Offer. If any of the Shares which are offered for purchase pursuant to the provisions of Subsection (c) above are not accepted for purchase by the Company within the time limitations described in Subsection
(c), Warner may transfer such shares to such bona fide third party purchaser in accordance with the terms of such purchaser's offer to purchase referred to in this Subsection (d).

        e. As a condition to the transfer of any of the shares issued pursuant to this Option Agreement, the Company may require an opinion of Counsel, reasonably satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended (such Act, or any similar Federal statute then in effect, being hereinafter referred to as the "Act"), or any other applicable securities laws, rules or regulations, or that such transfer has been registered under Federal and all other applicable securities laws.

        f. Unless and until the Company shall have received a legal opinion described in subparagraph (e) hereof, all certificates evidencing any of the Shares, whether upon initial issuance or any transfer thereof, shall bear the following legends:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL OTHER APPLICABLE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

        THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT, EFFECTIVE AS OF JUNE 23, 1997, BETWEEN DAVID WARNER AND @ ENTERTAINMENT, INC., A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF @ ENTERTAINMENT, INC.

   6.   No Stock Rights.

Warner shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the Company with respect to any Shares, unless and until Warner has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

    7.  Reservation and Issuance of Shares.

        a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue the number of shares of Common Stock deliverable upon exercise of the Option.

        b. The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

   8.   Lock-Up Agreement.

        a. Agreement. During the term of this Option Agreement, Warner, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Warner further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock or such other securities subject until the end of such period. The Company and Warner acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 8.

   9.   Registration Rights.

        a. Incidental Rights. If the Company at any time proposes to file with the Securities and Exchange Commission (the "Commission") on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan , respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity securities (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company, it will give written notice to Warner at least sixty
(60) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company and the intended price range if known. The notice shall offer to include in such filing the aggregate number of Shares as Warner may request.

        Warner shall advise the Company in writing within thirty (30) days after the date of receipt of such offer from the Company, setting forth the amount of such Shares for which registration is requested. The Company shall thereupon include in such filing the number of Shares for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such Shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Shares requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then Warner shall reduce the amount of securities he intended to distribute through such offering on a pro rata basis with all other shareholders requesting registration of a specified number of their shares (other than any demanding security holder who initially requested such registration) based on the number of shares Warner requested to be registered divided by the total number of shares requested to be registered which are subject to decrease pursuant to this sentence, multiplied by the total number of such shares as the managing underwriter approves to be registered. Except as otherwise provided in Section 9(c), all expenses of such registration shall be borne by the Company.

        b. Registration Procedures. If the Company is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                (i) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by Warner, but not to exceed one hundred eighty (180) days.

                (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred eighty (180) days.

                (iii) furnish to Warner such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Warner may reasonably request; and

                (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Warner shall reasonably request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable Warner to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement.

        It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of Warner that Warner shall furnish to the Company such information regarding the securities held by Warner and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

        c. Expenses. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to this Section 9, shall be paid by the Company, except that (i) the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by Warner; and (ii) the Company shall not be liable for any fees or expenses of counsel for Warner in connection with any registration.

        d. Indemnification and Contribution.

                (i) In the event of any registration of any of the Shares under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless Warner, against any losses, claims, damages or liabilities, joint or several, to which Warner may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (2) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Warner for any legal or any other expenses reasonably incurred by Warner in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement; in reliance upon and in conformity with written information regarding Warner or his stock furnished to the Company by Warner specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Warner, and shall survive the transfer of such securities by Warner.

                (ii) Warner by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information regarding Warner or his stock in writing provided to the Company by Warner specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of Warner, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

                (iii) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, labilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to included any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                (iv) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   10. Representations and Warranties of Warner. In order to induce the Company to accept this Option Agreement, Warner hereby represents and warrants to the Company as follows:

        a. Warner has received no solicitation or general advertisement concerning the Company, but rather has become knowledgeable regarding the business of the Company through personal interaction with the Company.

        b. Warner confirms that no representations or warranties have been made to Warner regarding the Company and that Warner has not relied upon any representation or warranty in making or confirming this Option Agreement.

        c. Warner has the ability to bear the economic investment, and can afford a complete loss of his investment, with respect to the Option and to the Shares.

        d. Warner, either by himself or together with his purchase representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investment in the Option and in the Shares.

        e. Warner is accepting the Option, and will be purchasing the Shares, for investment purposes, for Warner's own account and not with a view to, or for sale in connection with, the distribution thereof.

        f. Warner is familiar with the nature of, and the risks attending, investments in securities such as the Option and the Shares, and he has determined that the acceptance of the Option and the purchase of the Shares is and will be consistent with his investment objectives.

        g. Warner has been advised and understands that an investment in the Option and in the Shares is speculative and involves a high degree of risk.

        h. Warner has no reason to anticipate any change in his personal circumstances, financial or otherwise, which may cause or require sale or distribution by him of all or any part of the Option or the Shares.

        i. Warner confirms that he has been given an opportunity to make any inquiries of the Company and its representatives that he desires to make.

        j.      Warner is at least twenty-one (21) years of age.

        k.      Warner is aware of and understands the following:

                (i) The business of the Company and the risks inherent in that business;

                (ii) That no federal or state agency has made a finding or determination as to the advisability or fairness of an investment in the Option or in the Shards or any recommendation or endorsement of the Option or of the Shares;

                (iii) That the Option and the Shares have not been registered for sale under the Securities Act of 1933, as amended, or under any state "Blue Sky Law"; and

                (iv) That there are substantial restrictions on the transferability of the Option and of the Shares; there is no public market, and there will not necessarily be any public market, for the Option or the Shares in the United States; Warner will not be able to avail himself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended, unless all of the conditions of Rule 144 are met, and accordingly, Warner may have to hold the Option and the Shares nand bear the economic risk of this investment for an indefinite period.

        (l). If in the future Warner desires to offer or dispose of the Option or any of the Shares or any interest therein, he will do so only in compliance with applicable securities laws and this Option Agreement.

        m. Warner understands and agrees that the Company has no obligation to complete any public or private offering and sale of its Common Stock to other investors, and that the Company shall have no liability to Warner if it cannot complete any such offering and sale upon terms which, in the Company's sole discretion, are favorable to the Company.

                n. Warner acknowledges that there may be restrictions under the securities laws of the jurisdiction(s) in which he resides on the sale of the Shares he obtains on exercise of the Option, and that he should seek legal assistance before proceeding with the purchase or sale of said Shares.

                o. Warner agrees that the representations and warranties of Warner set forth in this Section 10 shall survive the exercise of the Option and the termination or expiration of this Option Agreement for a period of six months.

        11.     Governing Law.

This Option Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws or choice of law.

        12.     Benefit.

This Option Agreement shall be binding upon the Company, Warner, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Warner in furtherance thereof may execute a will directing Warner's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of the Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Warner's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

        13.     Specific Performance.

                a. The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

                b. In furtherance of and not in limitation of the foregoing, should any dispute arise concerning a sale, purchase, encumbrance, pledge, transfer, hypothecation, assignment or other disposition of the Option or any of the Shares which is alleged to contravene the provisions of this Option Agreement, an injunction may be issued restraining any such transaction pending the determination of such controversy.

        14.     Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

        15.     Notice.

                a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested addressed as follows:

                If to the Company:

                @ Entertainment, Inc.
                c/o Chase Enterprises
                One Commercial Plaza
                Hartford, Connecticut 06103
                U.S.A.
                Facsimile:      (860) 293-4297
                Attention:      Cheryl A. Chase

        With a copy to:

                Marc R. Paul
                Baker & McKenzie
                815 Connecticut Avenue
                Washington, D.C. 20006
                U.S.A.
                Facsimile:      (202) 452-7074

                If to Warner:

                David Warner:
                [

                U.S.A.
                Facsimile:      ()]

                b. Notice given in accordance with this Section 15 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

                c. Any party may change its address for notices by communicating its new address in writing to the other party.

        16. Entire Agreement. This Option Agreement is subject to that certain Employment Agreement between Warner and Poland Communications, Inc., which was assigned to the Company as of June 23, 1997, and in the event of a conflict between them, the provisions of the Employment Agreement shall prevail. Except as provided in the foregoing sentence, this Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all of the parties.

        17.     Severability.

The invalidity or unenforceability of any provisions of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

        18.     Headings.

The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.

        19.     Counterparts.

This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

        IN WITNESS THEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.

                                @ Entertainment, Inc., a
                                Delaware corporation


                                By: _______________________________
                                        Robert E. Fowler, III
                                Its:    Chief Executive Officer

                                ___________________________________
                                David Warner

                                                                  Exhibit 10.12


                         STOCK OPTION AGREEMENT BETWEEN
                              PRZEMYSLAW A. SZMYT
                            AND @ ENTERTAINMENT, INC.

                THIS STOCK OPTION AGREEMENT ("Option Agreement") is made effective as of June 23, 1997 (the "Effective Date"), by and between Przemyslaw
A. Szmyt ("Szmyt") and @ Entertainment, Inc., a Delaware corporation (the "Company").

        1.      GRANT OF OPTION AND OPTION PERIOD.

                a. The Company hereby grants Szmyt an option (the "Option") to purchase one hundred thirty one thousand (131,000) shares (the "Shares") of the Company's common stock (the "Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be fifteen dollars and twenty-four cents (U.S. $15.24) per share.

                b. The options to purchase twenty-six thousand two hundred (26,200) of these Shares will vest each year on the anniversary date of the Effective Date beginning with the first anniversary of the Effective Date, provided, however, that no portion of such option shall vest after the date (the "Cut-Off Date") that is the earlier of (i) the date that the Employment Agreement (as described in Section 16 of this Agreement) is terminated, and
(ii) the date on which the Company sends Szmyt a notice referred to in Section II of the Employment Agreement.

                c. If Szmyt's employment with the Company is terminated for any reason, Szmyt shall have only sixty (60) days after the Cut-Off Date to exercise that portion of the Option that has vested as of the Cut-Off Date, and Szmyt shall have no right to exercise any portion of the Option that has not then vested.

                d. Notwithstanding any other provision of this Option Agreement, the Option shall expire and be of no further force or effect with respect to any Shares on the earlier to occur of (i) the tenth anniversary of the Effective Date or (ii) sixty days after the date that Szmyt ceases to be an employee of the company for any reason whatsoever (including but not limited to Szmyt's death, disability, voluntary termination or involuntary termination).

                e. Each exercise of the Option shall reduce, by an equal number the total number of shares of Company Common stock that may thereafter be purchased by Szmyt under the Option.

        2.      MANNER OF EXERCISE.

Subject to the conditions and restrictions contained in Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash, banker's draft or such other form of consideration as the Company may approve, and a signed Subscription Agreement, reasonably acceptable to both parties.

        3.      NON-TRANSFERABILITY.

Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by gifts in trust to family members, will or by the laws of descent and distribution during the option period described in Section I). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Szmyt's lifetime, the Option can only be exercised by Szmyt. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by gift in trust to a family member, by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof executed by the trustee(s) of a trust established for a family member or the personal representative of the estate of Szmyt which shall be accompanied by an authenticated copy of the documents appointing such trustee(s) or of the letters testamentary appointing such personal representative, or such other evidence as the Company may deem reasonably necessary to establish the validity of the transfer, and also evidence as the Company may deem reasonably necessary to establish the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Szmyt. The terms of the Option transferred in trust shall be binding upon the trustee(s) of such trust.


        4.      ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK.

In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, rights offering, warrants, or exchange of shares, the number and kind of the Shares and/or the purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

        5.      RESTRICTIONS ON TRANSFER OF THE SHARES.

                a. For as long as Szmyt is an employee of the Company or any Associated Company (as that term is used in the Employment Agreement that is described in Section 16 of this Option Agreement), Szmyt shall not transfer any Shares to any person or entity other than the Company, unless such shares shall have been registered pursuant to a Public Offering.

                b. After Szmyt is no longer an employee of the Company or any Associated Company and provided further that such shares shall not have been registered pursuant to a Public Offering, Szmyt shall not sell, encumber, pledge, transfer, hypothecate, assign or otherwise dispose of any of the Shares until Szmyt shall have first offered to sell such Shares to the Company (the "Offer") in accordance with the following provisions.

                c. The Offer made pursuant to Subsection (b) above shall be in writing, and shall state that Szmyt offers to sell to the Company a specified number of the Shares owned by Szmyt. For every Offer of the shares pursuant to Subsection (b) above, the Company shall have a period of fifteen
(15) days from the time of receiving the Offer to accept it; such acceptance shall be in writing and shall be sent to Szmyt.

                d. The purchase price of any of the Shares sold pursuant to the provisions of Subsection (b) above shall be equal to the price offered to Szmyt for such shares by a bona fide third party purchaser, as evidenced by a written offer to purchase executed by such third party. The purchase price shall be paid to Szmyt in cash within fifteen (15) days of the Company's acceptance of the Offer. If any of the Shares which are offered for purchase pursuant to the provisions of Subsection (c) above are not accepted for purchase by the Company within the time limitations described in Subsection (c), Szmyt may transfer such shares to such bona fide third party purchaser in accordance with the terms of such purchaser's offer to purchase referred to in this Subsection (d).

        e. As a condition to the transfer of any of the shares issued pursuant to this Option Agreement, the Company may require an opinion of Counsel, reasonably satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended (such Act, or any similar Federal statute then in effect, being hereinafter referred to as the "Act"), or any other applicable securities laws, rules or regulations, or that such transfer has been registered under Federal and all other applicable securities laws.

        f. Unless and until the Company shall have received a legal opinion described in subparagraph (e) hereof, all certificates evidencing any of the Shares, whether upon initial issuance or any transfer thereof, shall bear the following legends:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL OTHER APPLICABLE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

        THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT, EFFECTIVE AS OF JUNE 23, 1997, BETWEEN PRZEMYSLAW A. SZMYT AND @ ENTERTAINMENT, INC., A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF @ ENTERTAINMENT, INC.

   6.   No Stock Rights.

Szmyt shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the Company with respect to any Shares, unless and until Szmyt has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

   7.   Reservation and Issuance of Shares.

        a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue the number of shares of Common Stock deliverable upon exercise of the Option.

        b. The Company covenant that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

   8.   Lock-Up Agreement.

        a. Agreement. During the term of this Option Agreement, Szmyt, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Szmyt further agrees to sign such documents as may be requested by the Lead Underwriter to affect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock or such other securities subject until the end of such period. The Company and Szmyt acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 8.

   9.   Registration Rights.

        a. Incidental Rights. If the Company at any time proposes to file with the Securities and Exchange Commission (the "Commission") on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company, it will give written notice to Szmyt at least sixty (60) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company and the intended price range if known. The notice shall offer to include in such filing the aggregate number of Shares as Szmyt may request.

        Szmyt shall advise the Company in writing within thirty (30) days after the date of receipt of such offer from the Company, setting forth the amount of such Shares for which registration is requested. The Company shall thereupon include in such filing the number of Shares for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such Shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Shares requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then Szmyt shall reduce the amount of securities he intended to distribute through such offering on a pro rata basis with all other shareholders requesting registration of a specified number of their shares (other than any demanding security holder who initially requested such registration) based on the number of shares Szmyt requested to be registered divided by the total number of shares requested to be registered which are subject to decrease pursuant to this sentence, multiplied by the total number of such shares as the managing underwriter approves to be registered. Except as otherwise provided in Section 9(c), all expenses of such registration shall be borne by the Company.

        b. Registration Procedures. If the Company is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible.

                (i) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by Szmyt, but not to exceed one hundred eighty (180) days.

                (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred eighty (180) days.

                (iii) furnish to Szmyt such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Szmyt may reasonably request; and

                (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Szmyt shall reasonably request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable Szmyt to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement.

        It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of Szmyt that Szmyt shall furnish to the Company such information regarding the securities held by Szmyt and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

        c. Expenses. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to this Section 9, shall be paid by the Company, except that (i) the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by Szmyt; and (ii) the Company shall not be liable for any fees or expenses of counsel for Szmyt in connection with any registration.

        d. Indemnification and Contribution.

                (i) In the event of any registration of any of the Shares under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless Szmyt, against any losses, claims, damages or liabilities, joint or several, to which Szmyt may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (2) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Szmyt for any legal or any other expenses reasonably incurred by Szmyt in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information regarding Szmyt or his stock furnished to the Company by Szmyt specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Szmyt, and shall survive the transfer of such securities by Szmyt.

                (ii) Szmyt by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information regarding Szmyt or his stock in writing provided to the Company by Szmyt specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of Szmyt, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

                        (iii)   If the indemnification provided for in this
Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                        (iv) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        10. Representations and Warranties of Szmyt. In order to induce the Company to accept this Option Agreement, Szmyt hereby represents and warrants to the Company as follows:

                a. Szmyt has received no solicitation or general advertisement concerning the Company, but rather has become knowledgeable regarding the business of the Company through personal interaction with the Company.

                b. Szmyt confirms that no representations or warranties have been made to Szmyt regarding the Company and that Szmyt has not relied upon any representation or warranty in making or confirming this Option Agreement.

                c. Szmyt has the ability to bear the economic investment, and can afford a complete loss of his investment, with respect to the Option and to the Shares.

                d. Szmyt, either by himself or together with his purchaser representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investment in the Option and in the Shares.

                e. Szmyt is accepting the Option, and will be purchasing the Shares, for investment purposes, for Szmyt's own account and not with a view to, or for sale in connection with, the distribution thereof.

                f. Szmyt is familiar with the nature of, and the risks attending, investments in securities such as the Option and the Shares, and he has determined that the acceptance of the Option and the purchase of the Shares is and will be consistent with his investment objectives.

                g. Szmyt has been advised and understands that an investment in the Option and the Shares is speculative and involves a high degree of risk.

                h. Szmyt has no reason to anticipate any change in his personal circumstances, financial or otherwise, which may cause or require sale or distribution by him of all or any part of the Option or the Shares.

                i. Szmyt confirms that he has been given an opportunity to make any inquiries of the Company and its representatives that he desires to make.

                j.      Szmyt is at least twenty-one (21) years of age.

                k.      Szmyt is aware of and understands the following:

                        (i) The business of the Company and the risks inherent in that business;

                        (ii) That no federal or state agency has made a finding or determination as to the advisability or fairness of an investment in the Option or in the Shares or any recommendation or endorsement of the Option or of the Shares;

                        (iii) That the Option and the Shares have not been registered for sale under the Securities Act of 1933, as amended, or under any state "Blue Sky Law"; and

                        (iv) That there are substantial restrictions on the transferability of the Option and of the Shares; there is no public market, and there will not necessarily be any public market, for the Option or the Shares in the United States; Szmyt will not be able to avail himself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended, unless all of the conditions of Rule 144 are met, and accordingly, Szmyt may have to hold the Option and the Shares and bear the economic risk of this investment for an indefinite period.

                l. If in the future Szmyt desires to offer or dispose of the Option or any of the Shares or any interest therein, he will do so only in compliance with applicable securities laws and this Option Agreement.

                m. Szmyt understands and agrees that the Company has no obligation to complete any public or private offering and sale of its Common Stock to other investors and that the Company shall have no liability to Szmyt if it cannot complete any such offering and sale upon terms which, in the Company's sole discretion, are favorable to the Company.

                n. Szmyt acknowledges that there may be restrictions under the securities laws of the jurisdiction(s) in which he resides on the sale of the Shares he obtains on exercise of the Option, and that he should seek legal assistance before proceeding with the purchase or sale of said Shares.

                o. Szmyt agrees that the representations and warranties of Szmyt set forth in this Section 10 shall survive the exercise of the Option and the termination or expiration of this Option Agreement for a period of six months.

        11.     GOVERNING LAW.

This Option Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws or choice of law.

        12.     BENEFIT.
This Option Agreement shall be binding upon the Company, Szmyt, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Szmyt in furtherance thereof may execute a will directing Szmyt's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of this Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Szmyt's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

        13.     SPECIFIC PERFORMANCE.

                a. The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

                b. In furtherance of and not in limitation of the foregoing, should any dispute arise concerning a sale, purchase, encumbrance, pledge, transfer, hypothecation, assignment or other disposition of the Option or any of the Shares which is alleged to contravene the provisions of this Option Agreement, an injunction may be issued restraining any such transaction pending the determination of such controversy.

        14.     WAIVER.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

        15.     NOTICE.

                a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested addressed as follows:

                If to the Company:

        @ Entertainment, Inc.
        c/o Chase Enterprises
        One Commercial Plaza
        Hartford, Connecticut 06103
        U.S.A.
        Facsimile:  (860) 293-4297
        Attention:  Cheryl A. Chase

With a copy to:

        Marc R. Paul
        Baker & McKenzie
        815 Connecticut Avenue
        Washington, D.C. 20006
        U.S.A.
        Facsimile:  (202) 452-7074

        If to Szmyt:

        Przemyslaw A. Szmyt
        [

        U.S.A.
        Facsimile:  0]

        b. Notice given in accordance with this Section 15 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

        c. Any party may change its address for notices by communicating its new address in writing to the other party.

   16. ENTIRE AGREEMENT. This Option Agreement is subject to that certain Employment Agreement between Szymt and Poland Communications, Inc., which was assigned to the Company as of June 23, 1997, and in the event of a conflict between them, the provisions of the Employment Agreement shall prevail. Except as provided in the foregoing sentence, this Option Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all of the parties.

   17.  SEVERABILITY.

The invalidity or unenforceability of any provisions of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

   18.  HEADINGS.

The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.

   19.  COUNTERPARTS.

This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

        IN WITNESS THEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.


                                        @ Entertainment, Inc., a
                                        Delaware corporation


                                        By:______________________________
                                              Robert E. Fowler, III
                                        Its:  Chief Executive Officer

                                        _________________________________
                                        Przemyslaw A. Szmyt





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